EXHIBIT 10(iii)(a.1)

EXXON MOBIL CORPORATION

2003 INCENTIVE PROGRAM

(as approved by shareholders May 28, 2003)

I. Purposes

                This 2003 Incentive Program is intended to help reward, retain, and motivate selected employees of the Corporation and its affiliates and to align further the interests of those employees with the interests of the Corporation's shareholders through the grant of stock-based awards.

II. Definitions

                The following definitions apply:

                (1)  'Administrative authority' means the Board, a committee designated by the Board, the Chairman of the Board, or the Chairman's delegates authorized to administer outstanding awards under this Program, establish requirements and procedures for the operation of the Program, and to exercise other powers assigned to the administrative authority under this Program in accordance with Section III.

                (2)  'Affiliate' means a corporation, partnership, limited liability company, or other entity in which the Corporation, directly or indirectly, owns an equity interest and which the administrative authority determines to be an affiliate for purposes of this Program (including for purposes of determining whether a change of employment constitutes a termination).

                (3)  'Award' means a stock option, a stock appreciation right, restricted stock, a restricted stock unit, performance stock, a performance stock unit, deferred stock, a deferred stock unit, or other award granted under this Program.

(4)  'Board' means the Board of Directors of the Corporation.

(5)  'Code' means the Internal Revenue Code, as in effect from time to time.

                (6)  'Compensation Committee' means the committee of the Board so designated in accordance with Section IV.

                (7)  'Corporation' means Exxon Mobil Corporation, a New Jersey corporation, or its successors.

(8)  'Deferred stock' means a share the delivery of which is subject to a specified deferral period.

(9)  'Deferred stock unit' means a stock unit the settlement of which is subject to a specified deferral period.

                (10)  'Designated beneficiary' means the person designated by the grantee of an award pursuant to Section XVI to be entitled, on the death of the grantee, to any remaining rights arising out of the award.

                (11)  'Detrimental activity' of a grantee means activity at any time, during or after employment with the Corporation or an affiliate, that is determined in individual cases by the administrative authority to be (a) a material violation of applicable standards, policies, or procedures of the Corporation or an affiliate; or (b) a material breach of legal or other duties owed by the grantee to the Corporation or an affiliate; or (c) a material breach of any contract between the grantee and the Corporation or an affiliate; or (d) acceptance by grantee of duties to a third party under circumstances that create a material conflict of interest, or the appearance of a material conflict of interest, with respect to the grantee's retention of outstanding awards under this Program.  Detrimental activity includes, without limitation, activity that would be a basis for termination of employment for cause under applicable law in the United States, or a comparable standard under applicable law of another jurisdiction.  With respect to material conflict of interest or the appearance of material conflict of interest, such conflict or appearance might occur when, for example and without limitation, a grantee holding an outstanding award becomes employed or otherwise engaged by an entity that regulates, deals with, or competes with the Corporation or an affiliate.

                (12)  ‘Employee’ means an employee of the Corporation or an affiliate, including a part-time employee or an employee on military, family, or other approved temporary leave.

                (13)  'Exchange Act' means the Securities Exchange Act of 1934, as in effect from time to time.

                (14)  'Fair market value' as of any day means (a) if the New York Stock Exchange is open for trading on that day, the average of the high and low price of the shares as reported on the consolidated tape during the New York Stock Exchange regular session; or (b) if the New York Stock Exchange is not open for trading on that day, the price determined under the preceding clause (a) for the most recent prior trading day.

                (15)   'Grantee' means a recipient of an award under this Program.

                (16)  ‘Granting authority” means the Board or any appropriate committee authorized to grant and amend awards under this Program and to exercise other powers assigned to the granting authority under this Program in accordance with Section V.

                (17)  'Incentive Stock Option' or 'ISO' means a stock option that meets the requirements of Section 422 of the Code or any successor provision.

                (18)  'Other award' means a form of award based on, payable in, or otherwise related to shares that is not covered by Sections IX, X, XI, or XII of this Program.

                (19)  'Performance stock' means a share the delivery of which is subject to attainment of specified performance criteria.

                (20)  'Performance stock unit' means a stock unit the delivery or settlement of which is subject to attainment of specified performance criteria.

                (21)  'Program' means this 2003 Incentive Program, as amended from time to time.

(22)  'Reporting person' means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the shares.

(23)  'Resign' means to terminate at the initiative of the employee before standard retirement time.  Resignation includes, without limitation, early retirement at the initiative of the employee.  The time or date of a resignation for purposes of this Program is not necessarily the employee's last day on the payroll.  See Section XV(3).

                (24)  'Restricted stock' means shares subject to restrictions on transfer and potential forfeiture for a specified restricted period.

                (25)  'Restricted stock unit' means a stock unit subject to restrictions on transfer and potential forfeiture for a specified restricted period.

                (26)  'Rule 16b-3' means Rule 16b-3 or any successor rule under the Exchange Act that exempts transactions under employee benefit plans, as in effect from time to time.

                (27)  'Section 162(m)' means Section 162(m) of the Code and the regulations thereunder, as in effect from time to time.

                (28)  'Share' means a share of common stock of the Corporation, or any security issued in exchange therefor.

                (29)  'Stock unit' means a right with a value based on the value of shares.

                (30)  'Shareholder-approved plan' means any of the plans constituting parts of any Incentive Programs previously approved by shareholders of the Corporation.

(31)  'Spread' means the difference between the exercise price per share of an award and the fair market value of the underlying shares on the date the award is exercised.

(32)  'Standard retirement time' means (a) for each US-dollar payroll employee, the first day of the month immediately following the month in which the employee attains age 65; and (b) for each other employee, the comparable age in that employee's payroll country as determined by the administrative authority with reference to local law, custom, and affiliate policies regarding retirement.

                (33)  'Stock appreciation right' or 'SAR' means an award giving the grantee the right to receive the spread on the shares specified in the award.

                (34)  'Terminate' means cease to be an employee for any reason, whether at the initiative of the employee, the employer, or otherwise.  That reason could include, without limitation, resignation or retirement by the employee; discharge of the employee by the employer, with or without cause; death; transfer of employment to an entity that is not an affiliate; or a sale, divestiture, or other transaction as a result of which an employer ceases to be an affiliate.  A change of employment from the Corporation or one affiliate to another affiliate, or to the Corporation, is not a termination.  The time or date of termination is not necessarily the employee's last day on the payroll.  See Section XV(3).

III. Administration

                The Board is the ultimate administrative authority for this Program, with the power to interpret and administer its provisions.  The Board may delegate its authority to a committee which, except in the case of the Compensation Committee, need not be a committee of the Board.  Subject to the authority of the Board or an authorized committee, the Chairman and his delegates will serve as the administrative authority for purposes of establishing requirements and procedures for the operation of the Program; making final determinations and interpretations with respect to outstanding awards; and exercising other powers assigned to the administrative authority under this Program.

IV. Compensation Committee

                The Board will appoint a Compensation Committee.  The Compensation Committee will consist of three or more non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.  No award under this Program may be granted to a member of the Compensation Committee.

V. Right to Grant Awards; Reserved Powers; Eligibility

                (1)  The Board is the ultimate granting authority for this Program, with the power to select eligible persons for participation and to make all decisions concerning the grant or amendment of awards.  The Board may delegate this authority in whole or in part (a) in the case of reporting persons, to the Compensation Committee; and (b) in the case of employees who are not reporting persons, to a committee of two or more persons who may, but need not, be directors of the Corporation.

                (2)  The granting authority has sole discretion to select persons for awards under this Program, except that grants may be made only to persons who at the time of grant are, or within the immediately preceding 12 months have been, employees of the Corporation or of an affiliate in which the Corporation directly or indirectly holds a 50 percent or greater equity interest.  No person is entitled to an award as a matter of right, and the grant of an award under this Program does not entitle a grantee to any future or additional awards.

VI. Term

                This Program will become effective when approved by the shareholders of the Corporation and will terminate when there are no longer any outstanding awards under the Program.

VII.  Available Shares

                 (1)  The maximum number of shares issued pursuant to awards under this Program may not exceed 220,000,000 shares.  Within this overall limitation, the following additional limitations also apply:

(a)  No more than 20,000,000 shares may be issued under ISOs;

(b)  No more than 5,000,000 shares may be granted under stock options or SARs to any one grantee in any one calendar year;

(c)  No more than 10,000,000 shares may be issued under other awards pursuant to Section XIII; and

(d) Grants of performance stock and performance stock units to certain senior executives under Section XI(2) are subject to the limitation based on annual net income specified in Section XI(2)(b).

                (2)  To the extent an award under this Program is settled in cash, expires unexercised, or is forfeited or cancelled, shares subject to the award will not be considered to have been issued and will not be applied against the maximum number of shares under the preceding clause (1).

                (3)  Shares surrendered to or withheld by the Corporation in payment of the exercise price or applicable taxes upon exercise or settlement of an award may also be used thereafter for additional awards.

VIII. Adjustments

                Whenever a stock split, stock dividend, merger, or other relevant change in capitalization occurs, the administrative authority (which, in the case of reporting persons, must be the Compensation Committee) may adjust the terms of outstanding awards, as well as the terms of this Program relating to the number of shares that may be granted or issued, as appropriate to prevent either dilution or enlargement of the rights of grantees and potential grantees.

IX. Stock Options; SARs

                (1)  Subject to the terms of this Program, stock options and SARs may be granted to selected persons upon such terms and conditions as the granting authority determines, except that:

                (a)  The exercise price per share may not be less than 100 percent of fair market value on the date of grant;

                (b)  Except in case of death as provided in Section XVI, a stock option or SAR may not become exercisable until at least one year after the date of grant; and

                (c)  An unexercised stock option or SAR will expire at the earliest of the following times:

(i)  Ten years after it is granted;

(ii)  Any earlier date specified in the award; or

(iii)  Such earlier date as may apply under Section XV.

                (2)  The granting authority may designate any stock option as an ISO.  However, the aggregate fair market value (determined as of the date a stock option is granted) of shares underlying stock options designated as ISOs that become exercisable for the first time by any grantee during any calendar year (under this Program and all other plans of the Corporation and any affiliate) may not exceed $100,000 (or such other amount as may be reflected in the limits imposed from time to time by Section 422(d) of the Code or any successor provision).  This limitation will be applied by taking stock options into account in the order in which they were granted. In addition, (a) the total number of shares granted as ISOs under this Program may not exceed the limit specified in Section VII(1)(a); and (b) no ISO may be granted after the tenth anniversary of the date on which shareholders approve this Program.  If a stock option or portion that is intended to qualify as an ISO fails to meet the foregoing requirements, the option or portion will be treated as not being an ISO but will otherwise remain a valid stock option according to its terms.

(3)  Payment of the exercise price of a stock option may be made in cash or shares in accordance with the terms of this Program and any requirements or procedures of the administrative authority in effect at the time.  If permitted by the administrative authority, shares used as payment need not be physically delivered to the Corporation but may be deemed transferred so that only a net number of shares is physically delivered to the grantee in settlement of an option exercise.  Shares used as payment will be valued at fair market value.  For this purpose, the administrative authority may establish procedures under which fair market value is determined either on the date of exercise or as of the immediately preceding day.

 (4)  SARs may be granted as freestanding awards or in tandem with stock options.  A tandem SAR may be included with a stock option at the time the option is granted or by an amendment of the option.  Exercise of a tandem SAR will be deemed a surrender of the related stock option for cancellation and vice versa.  SARs may be settled in cash, shares, or a combination thereof.

(5)  A stock option or SAR may provide that it will be deemed to be automatically exercised on the last day of its term if the award has positive value and would otherwise expire unexercised under subsections (1)(c)(i) or (1)(c)(ii) of this Section IX.

X. Restricted Stock; Restricted Stock Units

                Subject to the terms of this Program, restricted stock and restricted stock units may be granted to selected persons upon such terms and conditions as the granting authority determines, including: the duration and conditions of the applicable restricted periods; whether or not, in the case of restricted stock, the grantee has the right to vote the shares or receive dividends; and, in the case of restricted stock units, the method of settlement, which may be in cash, shares, or a combination thereof.  However, except in case of death (which is covered in Section XVI), the restricted period for restricted stock and restricted stock units granted under this Section X may not be less than three years from the date the award is approved by the granting authority.

XI. Performance Stock; Performance Stock Units

                (1)  Subject to the terms of this Program, performance stock and performance stock units may be granted to selected persons upon such terms and conditions as the granting authority determines, including: the applicable performance periods and performance criteria; maximum, minimum and target settlement values, if applicable; whether or not, in the case of performance stock, the grantee has the right to vote the shares or receive dividends; and, in the case of performance stock units, the method of settlement, which may be in cash, shares, or another form of award permitted under this Program, or a combination thereof.  However, the performance period for performance stock and performance stock units granted under this Section XI may not be less than 12 months.  The extent to which performance criteria have been achieved will be determined by the administrative authority (which, in the case of awards granted under Section XI(2), must be the Compensation Committee).

                (2)  Performance stock or performance stock units granted to the Corporation's Chief Executive Officer, the other four most highly compensated officers, and any other key employees designated by the Compensation Committee as of the end of each taxable year of the Corporation will be subject to the following additional terms:

(a)  The award will be subject both to the shareholder-approved performance goal specified in paragraph (b) of this Section XI(2) and to the attainment of such other objective goals as shall be pre-established by the Compensation Committee based on one or more of the following performance criteria:  earnings per share, net income, cash flow, operating income, return on capital employed, and total shareholder return.

(b)  The maximum amount of awards granted under these terms to any one grantee for any one year is limited to the shareholder-approved performance goal of one-half of one percent (0.5 percent) of the Corporation's net income from operations for that year.  For this purpose, performance stock will be valued at the fair market value of shares and performance stock units will be valued at the fair market value of one share per unit on the date of grant.  The Compensation Committee may award a grantee less, but not more, than the maximum award under this Section XI(2).

XII. Deferred Stock; Deferred Stock Units

                (1)  Subject to the terms of this Program, deferred stock and deferred stock units may be granted to selected persons upon such terms and conditions as the granting authority determines, including: the duration of the deferral period; the number of installments in which delivery of deferred stock or settlement of deferred stock units will be made; whether or not, in the case of deferred stock, the grantee has the right to vote the shares or receive dividends; and, in the case of deferred stock units, the method of settlement, which may be in cash, shares, or a combination thereof.  However, deferred stock and deferred stock units granted under this Section XII may only be granted in lieu of salary, bonus, or incentive compensation that would otherwise be paid to the grantee in cash.  For this purpose, deferred stock will be valued at the fair market value of shares and deferred stock units will be valued at the fair market value of one share per unit on the date of grant.

                (2)  Deferred stock and deferred stock units may be awarded at the election of the granting authority or, if the granting authority permits and subject to any requirements and procedures established by the administrative authority, at the election of the grantee.

XIII.  Other Awards

                Subject to the terms of this Program (including the 10,000,000 share limit specified in Section VII(1)(c)), other awards may be granted to selected persons upon such terms and conditions as the granting authority determines consistent with the overall purposes of this Program.

XIV. Deferred and Installment Settlement; Dividend and Interest Equivalents

(1)  The granting authority may permit or require settlement of any award under this Program to be deferred and to be made in one or more installments upon such terms and conditions as the granting authority may determine at the time the award is granted or by amendment of the award.

(2)  Any form of award may accrue dividend equivalents upon such terms and conditions as the granting authority determines.  Dividend equivalents may be paid currently in cash or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents).  Any reinvestment will be at fair market value on the date thereof.  Reinvested dividend equivalents will be settled in cash or shares upon exercise, settlement, or payment of, or lapse of restrictions on, the underlying award, and will expire or be forfeited or cancelled upon the same conditions as the underlying award.

                (3)  An award that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to the cash payment upon such terms and conditions as the granting authority determines.  Interest equivalents may be paid currently or may be added to the balance of the award amount and compounded.  Compounded interest equivalents will be paid in cash upon exercise, settlement, or payment of, or lapse of restrictions on, the underlying award, and will expire or be forfeited or cancelled upon the same conditions as the underlying award.  The granting authority may delegate to the administrative authority the right to determine the rate or rates at which interest equivalents will accrue.

                (4)  The crediting of dividend or interest equivalents on an outstanding award is not a new grant for purposes of the eligibility provisions of Section V(2).

XV.  Termination; Detrimental Activity

(1)  If a grantee terminates before standard retirement time, other than by reason of death, all outstanding awards of the grantee under this Program (including unexercised stock options or SARs,  restricted stock and restricted stock units still subject to restriction, and performance stock, performance stock units, deferred stock, deferred stock units, and other awards not yet paid or settled) will automatically expire and be forfeited as of the date of termination except to the extent the administrative authority (which, in the case of reporting persons, must be the Compensation Committee) determines otherwise.

(2)  If a grantee resigns, the administrative authority (which, in the case of reporting persons, must be the Compensation Committee) may, in furtherance of the employee-retention purpose of this Program or for other good reason, require the grantee to pay to the Corporation an amount equal to the spread on any stock option or SAR exercised by the grantee during the six-month period immediately preceding such resignation.  The provisions of this Section XV(2) are in addition to, not in lieu of, the other consequences of termination provided in this Section XV.

 (3)  For purposes of this Program, the administrative authority may determine that the time or date an employee resigns or otherwise terminates is the time or date the employee gives notice of resignation, accepts employment with another employer, otherwise indicates an intent to resign, or is discharged.  The time or date of termination for this purpose is not necessarily the employee's last day on the payroll.

(4)  If the administrative authority (which, in the case of reporting persons, must be the Compensation Committee) determines that a grantee has engaged in detrimental activity, whether or not the grantee is still an employee, then the administrative authority may, effective as of the time of such determination, cancel and cause to expire all or part of the grantee's outstanding awards under this Program (including unexercised stock options or SARs,  restricted stock and restricted stock units still subject to restriction, and performance stock, performance stock units, deferred stock, deferred stock units, and other awards not yet paid or settled).

(5)  If the administrative authority is advised or has reason to believe that a grantee (a) may have engaged in detrimental activity; or (b) may have accepted employment with another employer or otherwise indicated an intent to resign, the authority may suspend the exercise, delivery or settlement of all or any specified portion of such grantee's outstanding awards pending an investigation of the matter.

XVI.  Death; Beneficiary Designation

(1)  Unless otherwise specified in the award, if a grantee dies:

(a)  Any of the grantee's stock options or SARs that are not yet exercisable will become immediately exercisable in full;

(b)  Any remaining restrictions with respect to the grantee's restricted stock or restricted stock units will expire; and

(c)  The administrative authority may alter or accelerate the settlement schedule of any performance stock, performance stock units, deferred stock, deferred stock units, or other award payable on a deferred or installment basis.

(2)  Any rights with respect to an award existing after the grantee dies are exercisable by the grantee's designated beneficiary or, if there is no designated beneficiary, by the grantee's estate representative or lawful heirs as demonstrated to the satisfaction of the administrative authority.  Beneficiary designations must be made in writing and in accordance with such requirements and procedures as the administrative authority may establish.

XVII. Amendments to the Program and Outstanding Awards; Shareholder Approval

                (1)  The Board can from time to time amend this Program or halt the grant of new awards under this Program, except that approval of the shareholders of the Corporation will be required for any amendment (other than adjustments under Section VIII):

(a)  To increase the maximum number of shares that may be issued under

Section VII;

(b)  To decrease the minimum exercise price per share of a stock option or SAR; or

(c)  That would otherwise materially increase the benefits accruing to participants under the Program.

An amendment of this Program will, unless the amendment provides otherwise, be immediately and automatically effective for all outstanding awards.

                (2)   Without amending this Program, the granting authority may amend any one or more outstanding awards under this Program or any other shareholder-approved plan to incorporate in those awards any terms that could be incorporated in a new award under this Program, except that approval of the shareholders of the Corporation will be required for any amendment of an outstanding stock option or SAR to decrease the exercise price per share (other than an adjustment under Section VIII).  An award as amended must satisfy any conditions or limitations applicable to the particular type of award under the terms of this Program.

                (3)  Approval of the shareholders of the Corporation will also be required for (a) any cancellation of an outstanding option or SAR in exchange for the grant of a new option or SAR having a lower exercise price per share or (b) any cancellation of an outstanding option or SAR having an exercise price above the current market price of the shares in exchange for another form of award under this Program.

XVIII. Withholding Taxes

                The Corporation has the right, in its sole discretion, to deduct or withhold at any time shares, stock units, or cash otherwise payable or deliverable in order to satisfy any required withholding, social security, and similar taxes and contributions with respect to awards under this Program.  Withheld shares may be retained by the Corporation or sold on behalf of the grantee.  Alternatively, the Corporation also has the right in its sole discretion, to require the grantee at any time to deposit with the Corporation cash in an amount determined by the Corporation to be necessary to satisfy required withholding, social security, and similar taxes and contributions with respect to awards under this Program.  In its sole discretion, the Corporation may permit the grantee to satisfy all or part of the grantee's obligations under this Section XVIII by delivering, in accordance with any applicable requirements or procedures of the administrative authority, shares previously owned by the grantee.  Shares withheld or delivered in accordance with this Section XVIII will be valued at fair market value.  For this purpose, the administrative authority may establish procedures under which fair market value is determined either on the date of withholding or delivery or as of the immediately preceding day.

XIX. Non-US Awards

             Subject to the limitations contained in this Program, the granting authority may establish different terms and conditions for awards to persons who are residents or nationals of countries other than the United States in order to accommodate the local laws, tax policies, or customs of such countries.  Such terms and conditions may include, without limitation, granting cash-only stock appreciation rights or stock units in lieu of or in tandem with share awards.  The granting authority may adopt one or more supplements or sub-plans under this Program to implement those different terms and conditions.

XX.  General Provisions

(1)  Shares subject to awards under this Program may either be authorized but unissued shares or previously issued shares that have been reacquired by the Corporation.

(2)  For reporting persons, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3.  If any provision of this Program or any action by an authority under this Program fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3 or if such provision or action cannot be amended to effect such compliance, be deemed null and void.

                (3)  An award under this Program is not transferable except by will or the laws of descent and distribution, and is not subject to attachment, execution, or levy of any kind.  The designation by a grantee of a designated beneficiary is not a transfer for this purpose.

                (4)  A particular form of award may be granted to a grantee either alone or in addition to other awards hereunder.  The provisions of particular forms of award need not be the same for each grantee.

                (5)  Unless otherwise provided in the terms of an award, an award will not give the grantee any rights as a shareholder until any shares subject to or deliverable in settlement of the award are actually issued and registered in the name of the grantee free of restriction.

(6)  An award may be granted for no consideration, for the minimum consideration required by applicable law, or for such other consideration as the granting authority may determine.

(7)  An award and any shares in settlement of an award may be evidenced in such manner as the administrative authority determines, including by physical instrument or certificate, by electronic communication, or by book entry.  In the event of any dispute or discrepancy regarding the terms of an award, the records of the administrative authority will be determinative.

(8)  The grant of an award under this Program does not constitute or imply a contract of employment and does not in any way limit or restrict the ability of the employer to terminate the grantee's employment, with or without cause, even if such termination results in the expiration, cancellation, or forfeiture of outstanding awards.

(9)  A grantee will have only a contractual right to the shares or amounts, if any, payable in settlement of an award under this Program, unsecured by any assets of the Corporation or any other entity.

                (10)  This Program will be governed by the laws of the State of New York and the United States of America, without regard to any conflict of law rules.